UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                  July 15, 2004
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                       Avalon Correctional Services, Inc.
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             (Exact name of Registrant as specified in its Charter)


         Nevada                        0-20307                       13-3592263
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(State or other jurisdiction      (Commission File No.)           (IRS Employer
of incorporation)                                           Identification No.)


                  13401 Railway Drive, Oklahoma City, OK 73114
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               (Address of principal executive offices) (Zip Code)

                                  405-752-8802
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              (Registrant's telephone number, including area code)









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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events

     Avalon Correctional Services, Inc., (the "Company") announces that on July 15, 2004, Southern Corrections Systems, Inc., ("SCS"), a wholly owned subsidiary of the Company, completed a bond financing transaction. Pursuant to the terms of the transaction, Adams County, Colorado, issued taxable revenue bonds in the aggregate principal amount of $19.9 million (the "Bonds"), secured by two SCS correctional facilities in Colorado. The proceeds of the Bonds were loaned to SCS under the terms of a Loan Agreement between Adams County, Colorado and SCS. The Bonds have interest rates ranging from 8.375% to 10.25% and mature over a twenty year period.

     Proceeds from the sale of the Bonds were used to fund a debt service reserve fund, pay costs and fees associated with the transaction, and retire Company debt.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               AVALON CORRECTIONAL SERVICES, INC.

                               s// Donald E.  Smith
                               DONALD E. SMITH
                               Chairman of the Board and Chief Executive Officer

                               Dated:   July 16, 2004

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